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                                                                 Exhibit 10.19.5
                                                                 ---------------

                                AMENDMENT NO. 2
                  TO THE 1990 STOCK OPTION AND INCENTIVE PLAN
                FOR KEY EMPLOYEES OF AVERY DENNISON CORPORATION


WHEREAS, Section 11.2 of the 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation (the "Plan") provides that the Plan may be amended by the Board of Directors of Avery Dennison Corporation (the "Company"), subject to shareholder approval in certain circumstances; and

WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend the Plan in certain respects and to submit this amendment to the Company's shareholders for approval.

NOW, THEREFORE, the Plan is hereby amended effective as of September 28, 1995, subject to shareholder approval at the annual meeting of stockholders on April 25, 1996, in the following respects:

Section 4.5  Exercise of Option after Termination of Employment
             --------------------------------------------------

1.   The first paragraph is hereby amended and revised to read as follows:

     "An Option is exercisable by an Optionee while he is an Employee. The preceding notwithstanding, an Option may be exercised subsequent to an Optionee's Termination of Employment, subject to the following limitations:"

2. Section 4.5(c) is hereby deleted in its entirety and the following is inserted in lieu thereof:

     "(c) For Options granted before November 30, 1995, if the Optionee's employment is terminated due to his retirement, the Optionee may exercise his Options, to the extent exercisable as of his Termination of Employment, within twenty-four (24) months after termination, but not later than the Option's Expiration Date. For Options granted on or after November 30, 1995, if the Optionee's employment is terminated due to his retirement, the Optionee may exercise his Options, to the extent exercisable as of his Termination of Employment, as follows, (i) in the case of any Option granted to the Chief Executive Officer or the Chief Operating Officer, on any date prior to or on the Option's Expiration Date; (ii) in the case of any Option granted to a participant, other than the Chief Executive Officer or the Chief Operating Officer, in the Company's Long Term Incentive Program or any successor plan, within sixty (60) months after termination, but not later than the Option's Expiration Date; and (iii) in the case of an Option granted to any other Optionee, within thirty-six (36) months after termination, but not later than the Option's Expiration Date.


                         Approved:    /s/ Charles D. Miller
                                    ----------------------------
                                    Charles D. Miller
                                    Chairman and Chief Executive Officer
                                    Avery Dennison Corporation